Exhibit 9

JOINDER TO STOCKHOLDER MATTERS AGREEMENT

This Joinder to Stockholder Matters Agreement (this “Joinder”) is made as of the date set forth below by the undersigned (the “Joinder Party”) in accordance with the Stockholder Matters Agreement, dated as of July 30, 2021 (as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Stockholder Matters Agreement”), by and among Medina Capital Fund II – SIS Holdco, L.P., a Delaware limited partnership and BCEC-Cyxtera Technologies Holdings (Guernsey) L.P., a Guernsey limited partnership (“BCP”). Capitalized terms used but not defined herein have the meanings given in the Stockholders Matters Agreement.

Pursuant to that certain Contribution and Exchange Agreement, dated as of July 29, 2021 (as it may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Contribution and Exchange Agreement”), by and among the Joinder Party, BCP, and the other parties thereto, BCP contributed all of its right, title and interest (and corresponding liabilities and obligations related thereto) in and to its Class A Units (the “SIS Holdings Interests”) of SIS Holdings LP, a Delaware limited partnership, to the Joinder Party upon the terms and subject to the conditions set forth in the Contribution and Exchange Agreement.

The Joinder Party hereby acknowledges, agrees and confirms that, as an assignee of the SIS Holdings Interests pursuant to the terms and conditions set forth in the Contribution and Exchange Agreement, and by its execution and delivery of this Joinder, the Joinder Party shall be deemed a party to the Stockholder Matters Agreement as of the date hereof in accordance with the terms thereof, as if it had executed and delivered the Stockholder Matters Agreement in the same capacity as BCP thereunder. The Joinder Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions of the Stockholder Matters Agreement to the same extent as if the Joinder Party were the original party to the Stockholder Matters Agreement in place of BCP.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date set forth below.

BCEC-SIS HOLDINGS L.P.
By: CIE Management IX Limited, its general partner

By:	/s/ Lee Clark
Name: Lee Clark
Title: Director Date: July 29, 2022

By: CIE Management IX Limited, its general partner

By:	/s/ Lee Clark
Name: Lee Clark
Title: Director Date: July 29, 2022

[Signature Page to Joinder to Stockholder Matters Agreement]